POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director and officers of SunAmerica Focused Alpha Growth Fund, Inc. (the “Fund”) do hereby severally constitute and appoint Peter A. Harbeck, Nori L. Gabert, Thomas Lynch and Vincent Marra or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement, any and all amendments (including post-effective amendments) thereto and any other of the Fund’s filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.
     WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ Peter A. Harbeck Peter A. Harbeck	Director	June 17, 2005

/s/ Donna M. Handel Donna M. Handel	Treasurer (Principal Financial and Accounting Officer)	June 17, 2005

/s/ Vincent Marra Vincent Marra	President (Principal Executive Officer)	June 17, 2005

/s/ Jeffrey S. Burum Jeffrey S. Burum	Director	June 17, 2005

/s/ Judith L. Craven Dr. Judith L. Craven	Director	June 17, 2005

/s/ William F. Devin William F. Devin	Director	June 17, 2005

/s/ Samuel M. Eisenstat Samuel M. Eisenstat	Chairman and Director	June 17, 2005

/s/ Stephen J. Gutman Stephen J. Gutman	Director	June 17, 2005

/s/ William J. Shea William J. Shea	Director	June 17, 2005